Exhibit 99.1

Amneal to Acquire Majority Interest in AvKARE, Enhancing Access

to Growing Federal Healthcare Market

Bridgewater, New Jersey and Fountain Run, Kentucky — December 10, 2019 — Amneal Pharmaceuticals, Inc. (NYSE: AMRX) and AvKARE Inc. today announced they have entered into a definitive agreement under which Amneal will acquire a 65.1% majority interest in AvKARE and its related affiliate doing business as R&S Northeast (collectively, “AvKARE”) for an implied enterprise value of $340 million. Following the close of the transaction, AvKARE will operate on a standalone basis as an independent subsidiary of Amneal.

AvKARE is one of the largest private label providers of generic pharmaceuticals in the U.S. federal agency sector, primarily focused on serving the Department of Defense (“DoD”) and the Department of Veterans Affairs (“VA”). The company utilizes its relationships with more than 50 generic pharmaceutical vendors to offer a proprietary line of specially packaged products under its own labels.

“When we re-joined Amneal as Co-CEOs in August, we outlined a vision for our long-term strategy,” said Amneal Co-Founders and Co-Chief Executive Officers Chirag Patel and Chintu Patel. “While we remain extremely focused on organic growth, we also recognized that M&A would be a key element of our growth story, and that we would pursue the right opportunities that strategically fit our business. And we articulated what we would look for: opportunities to complement our existing distribution network, provide us with defensible, durable revenue streams and, ultimately, earnings that are accretive to ours. The AvKARE transaction meets all of these criteria, and we are excited about the value we expect it will create for patients, shareholders and other stakeholders.”

“The addition of AvKARE and its differentiated platform provides a unique opportunity for Amneal to diversify our business and open growth opportunities in the large, complex and growing federal healthcare market,” continued Messrs. Patel. “Amneal is among the largest generic drug companies domiciled in the U.S., and prioritizing our American operations and customers remains a top priority. With AvKARE, we believe Amneal will be well-positioned to utilize our extensive U.S.-based manufacturing network to supply products to the federal healthcare market. We look forward to completing the AvKARE transaction and strengthening our focus on providing affordable medicines to patients.”

“We are pleased to enter into this transaction with Amneal, a leading provider of affordable medicines to federal agencies and one of our long-term business partners,” said Steve Shirley, Chief Executive Officer of R&S Northeast and Executive Vice President of AvKARE. “We look forward to working with our entire network of vendor partners, as well as our customers at both the VA and DoD, and will continue to identify new opportunities in which we can better serve government agencies. In addition, we will continue to retain a large ownership interest in AvKARE and manage operations with our existing leadership team as an independent subsidiary of Amneal. We look forward to continuing to utilize our expertise in supplying affordable generic pharmaceuticals to federal agencies through our diverse vendor portfolio, and could not be more passionate about entering the next chapter of our company’s growth.”

Compelling Strategic and Financial Benefits

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Enhances Amneal’s Existing Presence in Federal Healthcare Market. Together with AvKARE, Amneal will build upon its existing presence in the large and growing VA and DoD generics market. AvKARE is the second largest VA and DoD generic pharmaceutical reseller in the country, and its dedicated focus on the federal sector has made it a premier partner for more than 50 generic manufacturers seeking efficient access to the federal market. In addition, this transaction underscores the existing and future potential of Amneal’s robust U.S. manufacturing base, which enables the sale of products to U.S. government partners.

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Management Team Brings Proven Track Record in Private Label Products in U.S. Federal Sector. Compliance with regulations governing federal procurement of pharmaceuticals is highly complex and requires specialized capabilities, creating significant barriers to entry for market entrants, including generic manufacturers. AvKARE’s management team has more than 50 years of collective experience and expertise providing affordable generic pharmaceuticals to federal agency healthcare providers.

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Compelling Financial Benefits. For the twelve-month period ended October 31, 2019, AvKARE’s unaudited consolidated EBITDA was approximately $63 million. Following the close of the transaction, AvKARE’s financial results will be consolidated in Amneal’s GAAP financials, and the transaction will be immediately accretive to Amneal’s earnings and free cash flow. On a consolidated basis, the transaction is expected to reduce Amneal’s Net Debt to Adjusted EBITDA leverage ratio.

Financing and Approvals

Under the terms of the transaction, Amneal will acquire its majority interest through an unrestricted subsidiary, which will finance the purchase of AvKARE with a new $180 million senior secured term loan facility, approximately $75 million of balance sheet cash and an approximately $44 million Seller Note, with the balance of the implied enterprise value contributed through the selling shareholders’ rollover interest in the newly formed subsidiary. The new debt financing will be secured by the newly formed unrestricted subsidiary and will not impact Amneal’s existing term loan facility.

The contributed rollover interest will be retained by the Shirley family, AvKARE’s founders, who will continue to independently manage the operations of the business. Mr. Shirley will continue to lead the business and will report to Chirag Patel.

The transaction is expected to be completed in early 2020, subject to the satisfaction of customary closing conditions and approval from relevant regulatory agencies, including clearance under the Hart-Scott Rodino Antitrust Improvements Act.

Advisors

SunTrust Robinson Humphrey is serving as lead arranger and financial advisor to Amneal. BofA Securities and RBC Capital Markets, LLC also provided financial advice. Morgan, Lewis & Bockius LLP is serving as legal counsel to Amneal. Raymond James is serving as financial advisor to AvKARE, and Frost Brown & Todd is serving as AvKARE’s legal counsel.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacture and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 300 generic medicines and is expanding its portfolio to include complex dosage forms including biosimilars in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit www.amneal.com.

About AvKARE Inc.

AvKARE is a licensed manufacturer and wholesaler of pharmaceuticals products. AvKARE services a diverse customer base that includes government (federal, state and municipal) and commercial sectors. AvKARE serves the Department of Defense, Veterans Hospitals, NASA, TriCare, Dept. of Agriculture, Indian Health Services, USDA, U.S. Army, Air Force, Navy, and USMC, as well as Group Purchasing Organizations that include Amerinet, Innovatix, Health Trust Purchasing Group, IPC, Broadlane/MedAssets and Premier. To learn more about AvKARE, visit https://www.avkare.com/.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, expected benefits from the AvKARE acquisition, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements. The forward-looking statements contained in this press release include, without limitation, statements related to the planned acquisition and the timing and financing thereof and the expected impact of the planned acquisition.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal Pharmaceuticals, Inc. (the “Company”). Such risks and uncertainties include, but are not limited to: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the transaction and related financing will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition.. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof, except as otherwise required by United States securities laws.

Contact Amneal:

Todd Branning (908) 280-6019